                                   EXHIBIT 11

                           STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE




                                              Three Months Ended     Nine Months Ended
                                                June 30, 1997          June 30, 1997
                                              ------------------     -----------------
Net Income                                      $   291,504              1,242,137
                                                  =========              =========

Weighted average shares outstanding               3,246,720              3,595,652

Reduction for common shares not yet
 released by Employee Stock Ownership Plan         (265,660)              (270,950)

Common stock equivalents due to dilutive
 effect of stock options                             72,174                 54,048
                                                  ---------              ---------

Total weighted average common shares and
 equivalents outstanding for primary
 computation                                      3,053,234              3,378,750
                                                  =========              =========

Primary earnings per share                      $       .10                    .37
                                                        ===                    ===

Total weighted average common shares and
 equivalents outstanding for primary
 computation                                      3,053,234              3,378,750

Additional dilutive shares using the end
 of period market value versus the average
 market value when applying the treasury
 stock method*                                            -                  6,658
                                                  ---------              ---------

Total weighted average common shares and
 equivalents outstanding for fully diluted
 computation                                      3,053,234              3,385,408
                                                  =========              =========

Fully diluted earnings per share                $       .10                    .37
                                                        ===                    ===


* Note: If the average share price is greater than the ending price, use average price for both primary and fully diluted calculation.





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